UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):	September 19, 2019

VerifyMe, Inc.
(Exact name of registrant as specified in its charter)

Nevada	000-31927	23-3023677
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

75 S. Clinton Ave., Suite 510, Rochester, New York		14604
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:		(585) 736-9400

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None.

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

Bridge Financing

On September 19, 2019, VerifyMe, Inc. (the “Company”) completed the closing of $600,000 of secured convertible debentures (the “Debentures”) for gross proceeds of $540,000 after original issue discount. Effective as of September 18, 2019 (the “Effective Date”), the Company entered into two substantially identical securities purchase agreements (the “Securities Purchase Agreements”) with two institutional investors (the “Purchasers”), which provided for the issuance of up to $1.2 million in principal amount of Debentures (the “Bridge Financing”). The Securities Purchase Agreements each provided for the issuance of the Debentures due one year from the dates of issuance in two $600,000 tranches: the first tranche as described above, and the second tranche, at the discretion of the Purchasers and the Company, to occur any time after November 17, 2019. If, at any time after November 17, 2019, the Purchasers elect not to consummate the closing of the second tranche, then the Company may raise up to $600,000 from additional investors (including affiliates of the Company) who will have a security interest on a pari passu basis with the Purchasers in the first tranche, so long as such investors agree not to dispose of the Common Stock received in connection with the investment until the Purchasers no longer own any of the Securities, as defined below.

In connection with the Bridge Financing, each of the Purchasers received a commitment fee of $5,000 and 500,000 restricted shares (the “Commitment Shares”) of the Company’s common stock, par value $0.001 per share (the “Common Stock”). The Company engaged a placement agent (the “Placement Agent”) for the Bridge Financing who received a cash fee of 8% of the gross proceeds received at each closing and are entitled to receive warrants for 5% of the total number of securities issued in connection with the Bridge Financing. These warrants will be exercisable at a price per share equal to 110% of the price of the securities paid by the Purchasers and will expire in five years.

The first tranche of the Debentures will mature on September 18, 2020, and may be redeemed by the Company prior to the maturity date as described below. All unpaid principal due and payable on the maturity date shall be paid in the form of Common Stock. Any principal or interest that is due under each of the Debentures, which is not paid by the respective maturity date, will bear interest at the rate of 18% per annum until it is satisfied in full.

The Debentures are senior secured obligations of the Company secured pursuant to the terms of security agreements dated as of September 18, 2019 (the “Security Agreements”) by all of the assets of the Company and its subsidiaries.

Each Purchaser is entitled, at any time, to convert all or any portion of the outstanding principal amount of its Debenture(s) plus any accrued interest into restricted shares of Common Stock. Prior to conversion, the Debentures will not be dilutive to our stockholders. If the Company consummates a public offering within 180 calendar days of the Effective Date, then the conversion price will be the lesser of (a) $0.15 or (b) 70% multiplied of the price per share of the Common Stock issued by the Company in the public offering (the “QPI Discounted Price”), subject to further adjustment as provided in the Debenture as well as subject in each case to equitable adjustments resulting from any stock splits, stock dividends, recapitalizations or similar events. Further, if the Company consummates a public offering of Common Stock which results in gross proceeds of at least $5 million to the Company within 180 calendar days of the Effective Date then the Company will repay the outstanding amounts owed under the Debentures (including the applicable redemption premium then in effect) within three days of consummation of such an offering.

If any portion of the Debentures are outstanding on the 181st calendar day after the Effective Date, then the conversion price shall equal the lesser of (a) $0.15, (b) the QPI Discounted Price, or (c) 70% of the lowest volume-weighted average price (as reported by Bloomberg LP) of the Common Stock on any trading day during the 20 trading days immediately preceding the date of conversion of the Debenture (provided, further, that if either the Company is not DWAC operational at the time of conversion, the Common Stock is traded on the OTC Pink at the time of conversion, or the Conversion Price is less than $0.01 per share, then 70% will automatically adjust to 60%).

The Debentures are subject to a “conversion blocker” such that the each of the Purchasers cannot convert the Debentures to the extent that the conversion would result in the Purchaser and its affiliates holding more than 4.99% of the outstanding Common Stock (which the Purchaser can increase to 9.99% upon at least 61 days prior written notice to the Company).

So long as no event of default has occurred and is continuing under the Debentures, the Company may at its option call for redemption all or part of the Debentures prior to the maturity date, upon not more than two calendar days written notice, for an amount equal to: (i) if the redemption date is 90 calendar days or less from the date of issuance of the Debentures, 110% of the sum of the principal amount; (ii) if the redemption date is greater than or equal to 91 calendar days from the date of issuance of the Debentures and less than or equal to 150 calendar days from the date of issuance of the Debentures, 120% of the sum of the principal amount; (iii) if the redemption date is greater than or equal to 151 calendar days from the date of issuance of the Debentures and less than or equal to 180 calendar days from the date of issuance of the Debentures, 125% of the sum of the principal amount; and (iv) if either (1) the Debentures are in default but the holder consents to the redemption notwithstanding such default or (2) the redemption date is greater than or equal to 181 calendar days from the date of issuance of the Debentures, 130% of the sum of the principal amount.

The Debentures include an adjustment provision that, subject to certain exceptions, reduces, at the Purchaser’s option, the conversion price if the Company issues common stock or common stock equivalents (including in variable rate transactions) at a price lower than the then-current conversion price of the Debentures.

The Securities Purchase Agreements contain customary representations, warranties and covenants. In addition, pursuant to the Securities Purchase Agreements, the Purchasers were granted piggy-back registration rights such that, from September 18, 2019 until the earlier of March 18, 2021 or the date the Debentures have been converted and/or repaid in the entirety, if the Company contemplates making an offering of Common Stock or securities convertible into Common Stock registered for sale under the Securities Act of 1933, as amended (the “Securities Act”), or proposes to file a registration statement covering any of its securities (other than a registration statement filed by the Company within 45 days of the signing closing date with the Placement Agent acting as the underwriter), then each of the Purchasers will have the right to include all or a pro rata share of its Commitment Shares, the Common Stock issuable upon conversion of the Debentures (the “Conversion Shares”), and, to the extent applicable, any other shares of capital stock or other securities of the Company that are issued upon exchange of Conversion Shares and/or restricted stock held by the Purchaser (collectively, the “Securities”).

The foregoing summaries of the Securities Purchase Agreements, the Debentures, and the Security Agreements, do not purport to be complete, and are qualified in their entirety by reference to the Securities Purchase Agreements, the Debentures, and the Security Agreements, copies of which are being filed as Exhibits 4.1, 4.2, 10.1, 10.2, 10.3 and 10.4 to this Current Report on Form 8-K and are incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On September 19, 2019, in connection with the Bridge Financing and under the terms of the Securities Purchase Agreements, the Company issued a $300,000 principal amount Debenture to each of the Purchasers, at a 10% original issue discount for aggregate gross proceeds of $540,000.

The disclosure regarding the terms of the Bridge Financing, to the extent required by Item 2.03 of Form 8-K, is incorporated by reference from Item 1.01 of this Current Report on Form 8-K.

Item 3.02	Unregistered Sales of Equity Securities.

On September 19, 2019, in connection with the initial tranche of the Bridge Financing, the Company issued the Debentures in an aggregate principal amount of $600,000 to the Purchasers. The securities issued in the initial tranche of the Bridge Financing were issued in reliance upon exemptions from registration requirements pursuant to Rule 506 under Regulation D as promulgated under the Securities Act, and/or Section 4(a)(2) of the Securities Act, and the rules promulgated thereunder, and pursuant to applicable state securities laws and regulations, relative to transactions by an issuer not involving a public offering.

To the extent required by Item 3.02 of Form 8-K, the disclosure in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)       Exhibits.

Exhibit No.	Description
4.1	Debenture dated September 18, 2019 with Peak One Opportunity Fund, L.P.

4.2	Debenture dated September 18, 2019 with TFK Investments, LLC

10.1	Securities Purchase Agreement dated September 18, 2019 with Peak One Opportunity Fund, L.P.

10.2	Securities Purchase Agreement dated September 18, 2019 with TFK Investments, LLC

10.3	Security Agreement dated September 18, 2019 with Peak One Opportunity Fund, L.P.

10.4	Security Agreement dated September 18, 2019 with TFK Investments, LLC

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VerifyMe, Inc.

Date: September 20, 2019	By:	/s/ Patrick White
Patrick White
President and Chief Executive Officer